

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the unaudited  consolidated  fiancial  statements  at November  30, 1996 and for the three month perid  ended  November  30,  1996 is  qualified  in its  entirety by reference to such financial statements.  Earnings per share information has been restated to conform with the requirements of SFAS No. 128, Earnings Per Share.
</LEGEND>
<CIK>                         0001003934
<NAME>                        Unidigital Inc.
<MULTIPLIER>                                   1
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                             AUG-31-1997
<PERIOD-START>                                SEP-01-1996
<PERIOD-END>                                  NOV-30-1996
<EXCHANGE-RATE>                                         1
<CASH>                                          2,953,914
<SECURITIES>                                            0
<RECEIVABLES>                                   5,390,535
<ALLOWANCES>                                    (210,926)
<INVENTORY>                                             0
<CURRENT-ASSETS>                                9,320,694
<PP&E>                                         11,775,109
<DEPRECIATION>                                (2,502,857)
<TOTAL-ASSETS>                                 19,530,733
<CURRENT-LIABILITIES>                           6,842,722
<BONDS>                                                 0
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                             0
<COMMON>                                           31,892
<OTHER-SE>                                      7,889,782
<TOTAL-LIABILITY-AND-EQUITY>                   19,530,733
<SALES>                                         5,227,719
<TOTAL-REVENUES>                                5,268,413
<CGS>                                           2,650,103
<TOTAL-COSTS>                                   2,650,103
<OTHER-EXPENSES>                                1,799,626
<LOSS-PROVISION>                                   10,112
<INTEREST-EXPENSE>                                134,277
<INCOME-PRETAX>                                   674,295
<INCOME-TAX>                                      212,475
<INCOME-CONTINUING>                               461,820
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                      461,820
<EPS-PRIMARY>                                        0.16<F1>
<EPS-DILUTED>                                        0.16<F2>

<F1> Represents  basic  earnings  per share in  accordance  with SAFAS No.  128,
     Earnings Per Share.
<F2> Represents  diluted  earnigns  per share in  accordance  with SFAS No. 128,
     Earnings Per Share.

